                                                            Exhibit (d)(10)

                           SUBADVISORY AGREEMENT

    AGREEMENT made as of the 31st day of December, 2002, between WADDELL
& REED IVY INVESTMENT COMPANY, 6300 Lamar Avenue, Overland Park, Kansas
66202, U.S.A., a Delaware corporation (hereinafter called the "Manager"), and PETER CUNDILL & ASSOCIATES, INC., a corporation incorporated under the laws of Delaware at PO Box 50133, Montecito, CA 93150 USA  (hereinafter called the "Subadviser").

      WHEREAS, Ivy Fund (the "Trust") is a Massachusetts business trust organized with one or more series of shares, and is registered as an investment company under the Investment Company Act of 1940, as amended
(the "1940 Act"); and

      WHEREAS, the Manager has entered into a Master Business Management and Investment Advisory Agreement dated December 31, 2002, as amended (the
"Advisory Agreement"), with the Trust, pursuant to which the Manager acts as investment adviser to the portfolio assets of certain series of the
Trust listed on Appendix 1 hereto, as amended from time to time (each a
"Fund" and, collectively, the "Funds"); and

      WHEREAS, the Manager desires to utilize the services of the
Subadviser as investment subadviser with respect to certain portfolio assets of each Fund; and

      WHEREAS, the Subadviser is willing to perform such services on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.   Duties of the Subadviser. The Subadviser will serve the Manager as investment subadviser with respect to certain portfolio assets of each
Fund, as set forth on the attached Schedule A.

    (a)  As investment subadviser to the Funds, the Subadviser is hereby authorized and directed and hereby agrees, in accordance with the
Subadviser's best judgment and subject to the stated investment objectives, policies and restrictions of the Funds as set forth in the current prospectuses and statements of additional information of the Trust
(including amendments) and in accordance with the Trust's Declaration of
Trust, as amended, and By-laws governing the offering of its shares
(collectively, the "Trust Documents"), the 1940 Act and the provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue
Code"), relating to regulated investment companies, and subject to such resolutions as from time to time may be adopted by the Trust's Board of
Trustees, and provided that the Trust Documents are all furnished to the
Subadviser, to develop, recommend and implement such investment program and strategy for the Funds as may from time to time be most appropriate to the achievement of the investment objectives of the Funds as stated in the aforesaid prospectuses, to provide research and analysis relative to the investment program and investments of the Funds, to determine what securities should be purchased and sold and to monitor on a continuing basis the performance of the portfolio securities of the Funds.

    (b)  The Subadviser agrees to comply with the investment objective and policies as set out in the Funds' registration statement in providing its investment advisory services and to notify the Manager on a timely basis of any lapse in compliance with the objective and policies.

    (c)  The Subadviser shall (i) comply with all reasonable requests of the Trust (through the Manager) for information, including information required in connection with the Trust's filings with the Securities and
Exchange Commission (the "SEC") and state securities commissions, and
(ii) provide such other services as the Subadviser shall from time to time determine to be necessary or useful to the administration of the Funds.

    (d)  The Subadviser shall furnish to the Manager for distribution to the Trust's Board of Trustees periodic reports on the investment performance of each Fund and on the performance of its obligations under this Agreement and shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.

    (e)  On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other customers, the Subadviser, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions, if any. The Subadviser also may purchase or sell a particular security for one or more customers in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund involved and to such other customers. In no instance, however, will a Fund's assets be purchased from or sold to the Manager, the Subadviser, the Trust's principal underwriter, or any affiliated person of either the Trust, the
Manager, the Subadviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the SEC and the 1940
Act.

    (f)  Consistent with U.S. securities laws, the Subadviser agrees to adopt written trade allocation procedures that are "fair and equitable" to its clients which are consistent with the investment policies set out in the prospectuses and statements of additional information (including amendments) of the Funds or as the Trust's Board of Trustees may direct from time to time. The Subadviser also agrees to effect securities transactions in client accounts consistent with the allocation system described in such written procedures, to keep accurate records of such transactions and to fully disclose such trade allocation procedures and practices to clients.

    (g)  The Subadviser shall provide the Funds' custodian on each business day with information relating to all transactions concerning each
Fund's assets and shall provide the Manager with such information upon request of the Manager.

    (h)  The Subadviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the securities held in the Fund's portfolio(s). The Manager shall instruct the custodian and other appropriate parties providing services to the Fund to promptly forward misdirected proxies to the Subadviser.

    (i)  The Subadviser shall review all notices, including but not limited to corporate action notices, and provide and respond to all corresponding requests for information in relation to the securities held in the Fund's portfolio(s). The Manager shall instruct the custodian and other appropriate parties providing services to the Fund to promptly forward misdirected corporate action notices to the Subadviser.

    (j)  The investment advisory services provided by the Subadviser under this Agreement are not to be deemed exclusive and the Subadviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Manager or the Trust.

    (k)  The Subadviser shall promptly notify the Manager of any financial condition that is likely to impair the Subadviser's ability to fulfill its commitment under this Agreement.

2.   Delivery of Documents to the Manager. The Subadviser has furnished the Manager with copies of each of the following documents:

    (a)  The Subadviser's current Form ADV and any amendments thereto, if applicable;

    (b)  The Subadviser's most recent audited balance sheet;

    (c)  Separate lists of persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to the custodian and the fund accounting agent of Trust assets for the Funds; and

    (d)  The Code of Ethics of the Subadviser as currently in effect.
         The Subadviser will furnish the Manager from time to time with copies, properly certified or otherwise authenticated, of all material amendments of or supplements to the foregoing, if any. Additionally, the
Subadviser will provide to the Manager such other documents relating to its services under this Agreement as the Manager may reasonably request on a periodic basis. Such amendments or supplements as to items (a) through
(d) above will be provided within 30 days of the time such materials became available to the Subadviser.

3.   Expenses. The Subadviser shall pay all of its expenses arising from the performance of its obligations under this Agreement.

4.   Compensation. The Manager shall pay to the Subadviser for its services hereunder, and the Subadviser agrees to accept as full compensation therefor, a fee with respect to each Fund as set forth on
Schedule B. Such fee shall be accrued daily on the basis of the value of the portion of the average daily net assets of the applicable Fund as are then being managed by the Subadviser and shall be payable monthly. If the
Subadviser shall serve hereunder for less than the whole of any month, the fee hereunder shall be prorated accordingly.

5.   Purchase and Sale of Securities. The Subadviser will determine the securities to be purchased or sold with respect to the portion of each
Fund's portfolio assets being managed by it, and shall purchase securities from or through and sell securities to or through such persons, brokers or dealers as the Subadviser shall deem appropriate in order to carry out the policy with respect to allocation of portfolio transactions as described in section 1.(f) of this Agreement and statements of additional information (including amendments) of the Funds. In providing the Funds with investment management and supervision, it is recognized that the
Subadviser will seek the most favorable price and execution, and, consistent with such policy, may give consideration to the research services furnished by brokers or dealers to the Subadviser for its use and to such other considerations as the Trust's Board of Trustees may direct or authorize from time to time.

Nothing in this Agreement shall be implied to prevent: (i) the Manager from engaging other subadvisers to provide investment advice and other services in relation to series of the Trust, or a portion of the portfolio assets of any such series, for which the Subadviser does not provide such services, or to prevent the Manager from providing such services itself in relation to such series; or (ii) the Subadviser from providing investment advice and other services to other funds or clients.

In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and except as expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust, the Funds, any other series of the Trust or the
Manager in any way or otherwise be deemed to be an agent of the Trust, the
Funds, any other series of the Trust or the Manager.

6.   Term of Agreement. This Agreement shall become effective as of the date first written above or such later date as the shareholders may approve the Agreement, and shall continue in full force and effect until
December 31, 2003, and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act, if the Subadviser shall not have notified the Manager in writing at least 60 days prior to such date or prior to December 31 of any year thereafter that it does not desire such continuance. This Agreement may be terminated at any time, without payment of penalty by a Fund, by vote of the Trust's Board of
Trustees or a majority of the outstanding voting securities of the applicable Fund (as defined by the 1940 Act), or by the Manager upon 30 days' written notice or by the Subadviser upon 120 days' written notice.
This Agreement will automatically terminate in the event of its assignment
(as defined by the 1940 Act) or upon the termination of the Advisory
Agreement, or if (a) either party is unable to pay its debts or an administrative or insolvency order is made in respect of a party pursuant to its relevant governing and applicable laws and regulations.

7.   Amendments. This Agreement may be amended by consent of the parties hereto provided that the consent of the applicable Fund is obtained in accordance with the requirements of the 1940 Act.

8.   Confidential Treatment. It is understood that any information or recommendation supplied by the Subadviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Manager, the Trust or such persons as the Manager may designate in connection with the Funds. It is also understood that any information supplied to the Subadviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of securities which, on a temporary basis, may not be bought or sold for the Funds, is to be regarded as confidential and for use only by the
Subadviser in connection with its obligation to provide investment advice and other services to the Funds.

9.   Representations and Warranties. The Subadviser hereby represents and warrants as follows:

    (a)  The Subadviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the
"Advisers Act"), and such registration is current, complete and in full compliance with all material applicable provisions of the Advisers Act and the rules and regulations thereunder;

    (b)  The Subadviser has all requisite authority to enter into, execute, deliver and perform the Subadviser's obligations under this
Agreement;

    (c)  The Subadviser's performance of its obligations under this
Agreement does not conflict with any law, regulation or order to which the
Subadviser is subject; and

    (d)  The Subadviser has reviewed the portion of (i) the registration statement filed with the SEC, as amended from time to time, for the Funds
("Registration Statement"), and (ii) each Fund's prospectuses and statements of additional information (including amendments) thereto, in each case in the form received from the Manager with respect to the disclosure about the Subadviser and the Funds of which the Subadviser has knowledge ("Subadviser and Fund Information") and except as advised in writing to the Manager such Registration Statement, prospectuses and statements of additional information (including amendments) contain, as of their respective dates, no untrue statement of any material fact of which the Subadviser has knowledge and do not omit any statement of a material fact of which the Subadviser has knowledge which was required to be stated
therein or necessary to make the statements contained therein not misleading.

10.  Covenants. The Subadviser hereby covenants and agrees that, so long as this Agreement shall remain in effect:

    (a)  The Subadviser shall maintain the Subadviser's registration as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all material applicable provisions of the Advisers Act and the rules and regulations thereunder;

    (b)  The Subadviser's performance of its obligations under this
Agreement shall not conflict with any law, regulation or order to which the Subadviser is then subject;

    (c)  The Subadviser shall at all times comply with the Advisers Act and the 1940 Act, and all rules and regulations thereunder, and all other applicable laws and regulations, and the Registration Statement, prospectuses and statements of additional information (including amendments) and with any applicable procedures adopted by the Trust's
Board of Trustees, provided that such procedures are substantially similar to those applicable to similar funds for which the Trust's Board of
Trustees is responsible and that such procedures are identified in writing to the Subadviser;

    (d)  The Subadviser shall promptly notify the Manager and the Fund upon the occurrence of any event that might disqualify or prevent the
Subadviser from performing its duties under this Agreement. The Subadviser shall promptly notify the Manager and the Fund if there are any changes to its organizational structure or the Subadviser has become the subject of any adverse regulatory action imposed by any regulatory body or self-
regulatory organization. The Subadviser further agrees to notify the
Manager of any changes relating to it or the provision of services by it that would cause the Registration Statement, prospectuses or statements of additional information (including amendments) for the Funds to contain any untrue statement of a material fact or to omit to state a material fact which is required to be stated therein or is necessary to make the statements contained therein not misleading, in each case relating to
Subadviser and Fund Information;

    (e)  The Subadviser will manage the portion of each Fund's portfolio assets for which it serves as subadviser under this Agreement in a manner consistent with the Fund's status as a regulated investment company under
Subchapter M of the Internal Revenue Code; and

    (f)  The Subadviser shall exercise its powers and discharge its duties as adviser honestly, in good faith and in the best interests of the
Funds and shall exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in the circumstances; provided, that if it has fulfilled its standard of care obligation, the Subadviser will not be liable for any loss sustained by reason of the adoption or implementation of any investment objective or policy or the purchase, sale or retention of any portfolio investment by and on behalf of the Funds.

11.  Use of Names.

    (a)  The Subadviser acknowledges and agrees that the names Ivy Fund and Waddell & Reed Ivy Investment Company, and abbreviations or logos associated with those names, are the valuable property of the Manager and its affiliates; that the Funds, the Manager and their affiliates have the right to use such names, abbreviations and logos; and that the Subadviser shall use the names Ivy Fund and Waddell & Reed Ivy Investment Company, and associated abbreviations and logos, only in connection with the
Subadviser's performance of its duties hereunder. Further, in any communication with the public and in any marketing communications of any sort, the Subadviser agrees to obtain prior written approval from the
Manager before using or referring to Ivy Fund, and Waddell & Reed Ivy
Investment Company, or the Funds or any abbreviations or logos associated with those names; provided that nothing herein shall be deemed to prohibit the Subadviser from referring to the performance of the Funds in the
Subadviser's marketing material as long as such marketing material does not constitute "sales literature" or "advertising" for the Funds, as those terms are used in the rules, regulations and guidelines of the SEC and the
National Association of Securities Dealers, Inc.

    (b)  The Subadviser acknowledges that each Fund and its agents may use the "Cundill" and "Peter Cundill" names in connection with accurately describing the activities of the Fund, including use with marketing and other promotional and informational material relating to the Fund. The
Subadviser hereby agrees and consents to the use of the Subadviser's name upon the foregoing terms and conditions.

    (c)  The Subadviser acknowledges that each Fund and its agents may use the "Cundill"  name in conjunction with accurately describing the activities of the Fund, including use with marketing and other promotional materials relating to the Fund with prior written approval always of the
Subadviser. In the event that the Subadviser shall cease to be the
Manager's subadviser of a Fund, then the Fund at its own or the Manager's expense, upon the Subadviser's written request: (i) shall cease to use the
Subadviser's name for any commercial purpose; and (ii) shall use its best efforts to cause the Fund's officers and trustees to take any and all actions which may be necessary or desirable to effect the foregoing and to reconvey to the Subadviser all rights which a Fund may have to such name.
The Manager agrees to take any and all reasonable actions as may be necessary or desirable to effect the foregoing and the Subadviser agrees to allow the Funds and their agents a reasonable time to effectuate the foregoing.

    (d)  The Subadviser hereby agrees and consents to the use of the
Subadviser's name upon the foregoing terms and conditions.

12.  Reports by the Subadviser and Records of the Funds. The Subadviser
shall furnish the Manager monthly, quarterly and annual reports concerning transactions and performance of the Funds, including information required to be disclosed in the Trust's Registration Statement, in such form as may be mutually agreed. The Subadviser shall permit the financial statements, books and records with respect to the Funds to be inspected and audited by the Trust, the Manager or their agents at all reasonable times during normal business hours. The Subadviser shall immediately notify and forward to both the Manager and legal counsel for the Trust any legal process served upon it on behalf of the Manager or the Trust. The Subadviser shall promptly notify the Manager of any changes in any information concerning the Subadviser of which the Subadviser becomes aware that would be required to be disclosed in the Trust's Registration Statement.

In compliance with the requirements of Rule 31a-3 under the 1940 Act, the
Subadviser agrees that all records it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the
Trust or the Manager any such records upon the Trust's or the Manager's request. The Subadviser further agrees to maintain for the Trust the records the Trust is required to maintain under Rule 31a-1(b) insofar as such records relate to the investment affairs of each Fund. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Trust.

13.  Indemnification. The Subadviser agrees to indemnify and hold harmless the Manager, any affiliated person within the meaning of Section 2(a)(3)
of the 1940 Act ("affiliated person") of the Manager and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), controls ("controlling person") the Manager, against any and all losses, claims, damages, liabilities or litigation
(including reasonable legal and other expenses), to which the Manager, the
Trust or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Subadviser's responsibilities as subadviser of the Funds (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence of the
Subadviser, any of the Subadviser's employees or representatives or any affiliate of or any person acting on behalf of the Subadviser, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, prospectuses or statements of additional information covering the Funds or the Trust or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon written information furnished by the
Subadviser to the Manager, the Trust or any affiliated person of the
Manager or the Trust expressly for use in the Trust's Registration
Statement, or upon verbal information confirmed by the Subadviser in writing expressly for use in the Trust's Registration Statement or (3) to
the extent of, and as a result of, the failure of the Subadviser to execute, or cause to be executed, portfolio transactions according to the standards and requirements of the 1940 Act; provided, however, that in no case is the Subadviser's indemnity in favor of the Manager or any affiliated person or controlling person of the Manager deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

The Manager agrees to indemnify and hold harmless the Subadviser against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Subadviser or such affiliated person or controlling person may become subject under the 1933
Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Manager's responsibilities as investment manager of the Funds (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence of the Manager, any of the Manager's employees or representatives or any affiliate of or any person acting on behalf of the Manager, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the
Registration Statement, prospectuses or statements of additional information covering the Funds or the Trust or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made by the Trust other than in reliance upon written information furnished by the Subadviser, or any affiliated person of the Subadviser, expressly for use in the Trust's Registration Statement or other than upon verbal information confirmed by the Subadviser in writing expressly for use in the Trust's Registration Statement; provided, however, that in no case is the Manager's indemnity in favor of the Subadviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

14.  Assignment by the Subadviser. This Agreement shall not be assigned by the Subadviser to any other person or company without the Manager's prior written consent.

15.  Jurisdiction. The Subadviser irrevocably submits to the jurisdiction of any state or U.S. federal court sitting in the Commonwealth of
Massachusetts over any suit, action or proceeding arising out of or relating to this proposal and the agreement contemplated herein. The
Subadviser irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Subadviser agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Subadviser, and may be enforced to the extent permitted by applicable law in any court of the jurisdiction of which the Subadviser is subject by a suit upon such judgment, provided that service of process is effected upon the Subadviser in the manner specified in the following paragraph or as otherwise permitted by law.

As long as the agreement contemplated herein remains in effect, the
Subadviser will at all times have an authorized agent in the Commonwealth of Massachusetts upon whom process may be served in any legal action or proceeding in a state or U.S. federal court sitting in the Commonwealth of
Massachusetts over any suit, action or proceeding arising out of or relating to this proposal or the agreement contemplated herein. The
Subadviser hereby appoints CT Corporation System as its agent for such purpose, and covenants and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent at 2 Oliver Street, Boston, MA 02109 (or at such other address in the
Commonwealth of Massachusetts, as said agent may designate by written notice to the Subadviser and the Manager). The Subadviser hereby consents to the process being served in any suit, action or proceeding of the nature referred to in the preceding paragraph by service upon such agent together with the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the
Subadviser set forth in Section 16 below or to any other address of which the Subadviser shall have given written notice to the Manager. The
Subadviser irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service (but does not waive any right to assert lack of subject matter jurisdiction) and agrees that such service (i) shall be deemed in every respect effective service of process upon the Subadviser in any suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Subadviser.

Nothing in this Section 15 shall affect the right of the Manager to serve process in any manner permitted by law or limit the right of the Manager to bring proceedings against the Subadviser in the courts of any jurisdiction or jurisdictions.

16.  Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by pre-paid first class letter post to the following addresses or to such other address as the relevant addressee shall hereafter notify for such purpose to the others by notice in writing and shall be deemed to have been given at the time of delivery.

       If to the Manager:    WADDELL & REED IVY INVESTMENT COMPANY
                             6300 Lamar Avenue
                             Overland Park, KS 66202, U.S.A.
                             Attention: President

       If to the Trust:      IVY FUND
                             6300 Lamar Avenue
                             Overland Park, KS 66202, U.S.A.
                             Attention: Kristen Richards

       If to the Subadviser: PETER CUNDILL & ASSOCIATES, INC.
                             PO Box 50133
                             Montecito, CA 93150 USA
                             Attn: Brian L. McDermott

                             With a copy to:

                             CUNDILL INVESTMENT RESEARCH LTD.
                             1200 1100 Melville Street
                             Vancouver, British Columbia V6E 4A6
                             Attn: Lisa M. Pankratz

17.  Limitation of Liability of the Trust, its Trustees, and Shareholders.
It is understood and expressly stipulated that none of the trustees, officers, agents, or shareholders of any series of the Trust shall be personally liable hereunder. It is understood and acknowledged that all persons dealing with any series of the Trust must look solely to the property of such series for the enforcement of any claims against that series as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of any series of the Trust. No series of the Trust shall be liable for the obligations or liabilities of any other series of the Trust.

18.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon either of the parties, to do anything in violation of any applicable laws or regulations.

19.  Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this
Agreement shall not be affected thereby. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

20.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

    IN WITNESS WHEREOF, Waddell & Reed Ivy Investment Company and Peter
Cundill & Associates, Inc. have each caused this instrument to be signed in duplicate on its behalf by the officer designated below thereunto duly authorized.

                             WADDELL & REED IVY INVESTMENT COMPANY
                             By:________________________________
                                Name:  Henry J. Herrmann
                                Title:  President

                             PETER CUNDILL & ASSOCIATES, INC.
                             By:________________________________
                                Name:
                                Title:

                                 SCHEDULE A
                    TO SUBADVISORY AGREEMENT BETWEEN
WADDELL & REED IVY INVESTMENT COMPANY AND PETER CUNDILL & ASSOCIATES, INC.
                         DATED DECEMBER 31, 2002

Funds:

Ivy Cundill Global Value Fund - 100% of Fund's net assets

                                 SCHEDULE B
                    TO SUBADVISORY AGREEMENT BETWEEN
WADDELL & REED IVY INVESTMENT COMPANY AND PETER CUNDILL & ASSOCIATES, INC.
                         DATED DECEMBER 31, 2002

Fee schedule:

    Fund Net Assets (U.S. $millions)            Advisory Fee Annual Rate
    All Net Assets                              0.50%

Fees are subject to renegotiation based on assets under management.

                               APPENDIX 1

                                THE FUNDS

                              Ivy Bond Fund
                      Ivy Cundill Global Value Fund
                       Ivy Developing Markets Fund
                     Ivy European Opportunities Fund
                             Ivy Global Fund
                  Ivy Global Science & Technology Fund
                             Ivy Growth Fund
                         Ivy International Fund
                      Ivy International Growth Fund
                 Ivy International Small Companies Fund
                      Ivy International Value Fund
                          Ivy Money Market Fund
                     Ivy Pacific Opportunities Fund
                          Ivy US Blue Chip Fund
                       Ivy US Emerging Growth Fund